BYLAWS
                                       OF
                            THE YACKTMAN FUNDS, INC.

                                    ARTICLE I

                             STOCKHOLDERS' MEETINGS

          Section 1. Place of Meetings. All meetings of stockholders shall be held at such location as the Board of Directors shall direct.

          Section 2. Annual Meeting.

          (a) The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before it, if the annual meeting shall be held, shall be held during the month of May of each year (or during such other month as the Board of Directors shall determine), commencing in 1993, at such date and time as shall be fixed by the Board of Directors and stated in the notice of such meeting, but in no event more than one hundred twenty (120) days after the occurrence of the event requiring the meeting to elect directors. Any business of the corporation may be transacted at the annual meeting without being specifically designated in the notice, except such business as is specifically required by statute to be stated in the notice.

          (b) The corporation shall not be required to hold an annual meeting in any year in which the election of directors is not required to be acted on by stockholders under the Investment Company Act of 1940.

          Section 3. Special Meeting. Special meetings of the stockholders may be called by the board of directors, the president, any vice president, or the secretary, and shall be called by the secretary upon the written request of the holders of shares entitled to not less than ten percent (10%) of all the votes entitled to be cast at such meeting; provided that such holders prepay the costs to the corporation of preparing and mailing the notice of the meeting. The business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

          Section 4. Notice of Meeting. Not less than ten (10) days nor more than ninety (90) days before the date of every stockholders' meeting, the secretary shall give to each stockholder entitled to vote at such meeting and to each other stockholder entitled to notice of such meeting under applicable law, written or printed notice stating the time and place of the meeting, and in the case of a special meeting (or where required by applicable law) the purpose or purposes for which the meeting is called, either by mail, by presenting it to him personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post office address as it appears on the records of the corporation, with postage thereon prepaid.

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          Section 5.  Quorum.  At any meeting of  stockholders  the  presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum; but this section shall not affect any requirement under statute or under the charter for the vote necessary for the adoption of any measure. If at any meeting a quorum is not present or represented, the chairman of the meeting or the holders of a majority of the stock present or represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

          Section 6. Stock Entitled to Vote. Each issued share of each class of stock shall be entitled to vote at any meeting of stockholders except shares owned, other than in a fiduciary capacity, by the corporation or by another corporation in which the corporation owns shares entitled to cast a majority of all the votes entitled to be cast by all shares outstanding and entitled to vote of such corporation.

          Section 7. Voting. Each outstanding share of each class of stock entitled to vote at a meeting of stockholders shall be entitled to one vote on each matter submitted to a vote. In all elections for directors every stockholder shall have the right to vote the shares of each class owned of record by him for as many persons as there are directors to be elected, but shall not be entitled to exercise any right of cumulative voting. A stockholder may vote the shares owned of record by him either in person or by proxy executed in writing by the stockholder or by his authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from its date unless otherwise provided in the proxy. At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting. A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize any action which may properly come before the meeting, unless a greater number is required by statute or by the charter.

          Section 8. Informal Action. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, if a consent in writing, setting forth such action, is signed by all the stockholders entitled to vote on the subject matter thereof and such consent is filed with the records of the corporation.

                                   ARTICLE II

                                    DIRECTORS

          Section 1. Number. The number of directors of the corporation shall be five (5). By vote of a majority of the entire board of directors, the number of directors fixed by the charter or by these bylaws may be increased or decreased from time to time to not more than fifteen nor less than three, but the tenure of office of a director shall not be affected by any decrease in the number of directors so made by the board.


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          Section 2. Election and Qualification.  Until the first annual meeting of stockholders and until successors are duly elected and qualify, the board of directors shall consist of the persons named as such in the charter. At the first annual meeting of stockholders, the stockholders shall elect directors to hold office until their successors are elected and qualify. A director need not be a stockholder of the corporation, but must be eligible to serve as a director of a registered investment company under the Investment Company Act of 1940.

          Section 3. Vacancies. Any vacancy on the board of directors occurring between stockholders' meetings called for the purpose of electing directors may be filled, if immediately after filling any such vacancy at least two-thirds of the directors then holding office shall have been elected to such office at an annual or special meeting of stockholders, in the following manner: (i) for a vacancy occurring other than by reason of an increase in directors, by a majority of the remaining members of the board, although such majority is less than a quorum; and (ii) for a vacancy occurring by reason of an increase in the number of directors, by action of a majority of the entire board. A director elected by the board to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualifies. If by reason of the death, disqualification or bona fide resignation of any director or directors, more than sixty percent (60%) of the members of the board of directors are interested persons of the corporation, as defined in the Investment Company Act of 1940, such vacancy shall be filled within thirty
(30) days if it may be filled by the board, or within sixty (60) days if a vote of stockholders is required to fill such vacancy; provided that such vacancy may be filled within such longer period as the Securities and Exchange Commission may prescribe by rules and regulations, upon its own motion or by order upon application. In the event that at any time less than a majority of the directors were elected by the stockholders, the board or proper officer shall forthwith cause to be held as promptly as possible, and in any event within sixty (60) days, a meeting of the stockholders for the purpose of electing directors to fill any existing vacancies in the board, unless the Securities and Exchange Commission shall by order extend such period.

          Section 4. Powers. The business and affairs of the corporation shall be managed under the direction of the board of directors, which may exercise all of the powers of the corporation, except such as are by law or by the charter or by these bylaws conferred upon or reserved to the stockholders.

          Section 5. Removal.

          (a) At any meeting of stockholders, duly called and at which a quorum is present, the stockholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any director or directors from office and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed directors.

          (b)   Notwithstanding  any  other  provisions  of  these  bylaws,  the
secretary  of  the  corporation   shall  promptly  call  a  special  meeting  of
stockholders  for the  purpose  of voting


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upon the  question of removal of any  director  upon the written  request of the holders of shares entitled to not less than ten percent (10%) of all the votes entitled to be cast at such meeting.

          (c) Whenever ten or more stockholders of record who have been such for at least six months preceding the date of application, and who hold in the aggregate either shares having a net asset value of at least $25,000 or at least one percent (1%) of the total outstanding shares, whichever is less, shall apply to the corporation's secretary in writing, stating that they wish to communicate with other stockholders with a view to obtaining signatures to a request for a meeting pursuant to subsection (b) above and accompanied by a form of communication and request which they wish to transmit, the secretary shall within five business days after such application either: (1) afford to such applicants access to a list of the names and addresses of all stockholders as recorded on the books of the corporation; or (2) inform such applicants as to the approximate number of stockholders of record and the approximate cost of mailing to them the proposed communication and form of request.

          (d) If the secretary  elects to follow the course  specified in clause
(2) of subsection (c) above, the secretary, upon the written request of such applicants, accompanied by a tender of the material to be mailed and of the reasonable expenses of mailing, shall, with reasonable promptness, mail such material to all stockholders of record at their addresses as recorded on the books, unless within five (5) business days after such tender the secretary shall mail to such applicants and file with the Securities and Exchange Commission, together with a copy of the material to be mailed, a written statement signed by at least a majority of the board of directors to the effect that in their opinion either such material contains untrue statements of fact or omits to state facts necessary to make the statements contained therein not misleading, or would be in violation of applicable law, and specifying the basis of such opinion.

          After opportunity for hearing upon the objections specified in the written statement so filed, the Securities and Exchange Commission may, and if demanded by the board of directors or by such applicants shall, enter an order either sustaining one or more of such objections or refusing to sustain any of them. If the Securities and Exchange Commission shall enter an order refusing to sustain any of such objections, or if, after the entry of an order sustaining one or more of such objections, the Securities and Exchange Commission shall find, after notice and opportunity for hearing, that all objections so sustained have been met, and shall enter an order so declaring, the secretary shall mail copies of such material to all shareholders with reasonable promptness after the entry of such order and the renewal of such

          Section 6. Place of Meetings. Meetings of the board of directors, regular or special, may be held at any place in or out of the State of Maryland as the board may from time to time determine or as may be specified in the notice of meeting.

          Section 7. First Meeting of Newly Elected Board. The first meeting of each newly elected board of directors shall be held without notice immediately after and at the same general place as the annual meeting of the stockholders, for the purpose of organizing the board, electing officers and transacting any other business that may properly come before the meeting.


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          Section  8.  Regular  Meetings.  Regular  meetings  of  the  board  of directors may be held without notice at such time and place as shall from time to time be determined by the board.

          Section 9. Special Meetings. Special meetings of the board of directors may be called at any time either by the board, the president, a vice president or a majority of the directors in writing with or without a meeting. Notice of special meetings shall either be sent via U.S. mail by the secretary to each director, at such director's business address, at least three (3) days before the meeting or shall be given personally or telegraphed or sent by facsimile to each director, at such director's business address, at least one
(1) day before the meeting. Such notice shall set forth the time and place of such meeting but need not, unless otherwise required by law, state the purposes of the meeting.

          Section 10. Quorum and Vote Required for Action. At all meetings of the board of directors a majority of the entire board shall constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meetings at which a quorum is present shall be the action of the board of directors unless the concurrence of a greater proportion is required for such action by statute, the articles of incorporation or these bylaws. If at any meeting a quorum is not present, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. Members of the board of directors or a committee of the board may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time; provided, however, that a director may not participate in a meeting by means of a conference telephone or similar communications equipment if the purpose of the meeting is to approve the corporation's investment advisory agreement and/or to approve the selection of the corporation's auditors, or if participation in such a manner would otherwise violate the Investment Company Act of 1940 or other applicable laws. Except as set forth in the preceding sentence, participation in a meeting by these means constitutes presence in person at the meeting.

          Section 11. Executive and Other Committees. The board of directors may appoint from among its members an executive and other committees composed of two
(2) or more directors. The board may delegate to such committees in the intervals between meetings of the board any of the powers of the board to manage the business and affairs of the corporation, except the power to: (i) declare dividends or distributions upon the stock of the corporation; (ii) issue stock of the corporation; (iii) recommend to the stockholders any action which requires stockholder approval; (iv) amend the bylaws; (v) approve any merger or share exchange which does not require stockholder approval; or (vi) take any action required by the Investment Company Act of 1940 to be taken by the independent directors of the corporation or by the full board of directors.

          Section 12. Informal Action. Except as set forth in the following sentence, any action required or permitted to be taken at any meeting of the board of directors or of a committee of the board may be taken without a meeting, if a written consent to such action is


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signed by all  members  of the board or the  committee,  as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee. Notwithstanding the preceding sentence, no action may be taken by the board of directors pursuant to a written consent with respect to the approval of the corporation's investment advisory agreement, the approval of the selection of the corporation's auditors, or any action required by the Investment Company Act of 1940 or other applicable law to be taken at a meeting of the board of directors to be held in person.

                                   ARTICLE III

                             OFFICERS AND EMPLOYEES

          Section 1. Election and Qualification. At the first meeting of each newly elected board of directors there shall be elected a president, one or more vice presidents, a secretary and a treasurer. The board may also elect one or more assistant secretaries and assistant treasurers. No officer need be a director. Any two or more offices, except the offices of president and vice president, may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, charter or these bylaws to be executed, acknowledged or verified by two or more officers. Each officer must be eligible to serve as an officer of a registered investment company under the Investment Company Act of 1940. Nothing herein shall preclude the employment of other employees or agents by the corporation from time to time without action by the board.

          Section 2. Term, Removal and Vacancies. The officers shall be elected to serve until the next first meeting of a newly elected board of directors and until their successors are elected and qualify. Any officer may be removed by the board, with or without cause, whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. A vacancy in any office shall be filled by the board for the unexpired term.

          Section 3. Bonding. Each officer and employee of the corporation who singly or jointly with others has access to securities or funds of the corporation, either directly or through authority to draw upon such funds, or to direct generally the disposition of such securities shall be bonded against larceny and embezzlement by a reputable fidelity insurance company authorized to do business in Illinois and Wisconsin. Each such bond, which may be in the form of an individual bond, a schedule or blanket bond covering the corporation's officers and employees and the officers and employees of the investment adviser to the corporation and other corporations to which said investment adviser also acts as investment adviser, shall be in such form and for such amount (determined at least annually) as the board of directors shall determine in compliance with the requirements of Section 17(g) of the Investment Company Act of 1940, as amended from time to time, and the rules, regulations or orders of the Securities and Exchange Commission thereunder.


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          Section 4. President.  The president shall be the principal  executive officer of the corporation. He shall preside at all meetings of the stockholders and directors, have general and active management of the business of the corporation, see that all orders and resolutions of the board of directors are carried into effect, and execute in the name of the corporation all authorized instruments of the corporation, except where the signing shall be expressly delegated by the board to some other officer or agent of the corporation.

          Section 5. Vice Presidents. The vice president, or if there be more than one, the vice presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall have such other duties and powers as the board may from time to time prescribe or the president delegate.

          Section 6. Secretary and Assistant Secretaries. The secretary shall give notice of, attend and record the minutes of meetings of stockholders and directors, keep the corporate seal and, when authorized by the board, affix the same to any instrument requiring it, attesting to the same by his signature, and shall have such further duties and powers as are incident to his office or as the board may from time to time prescribe. The assistant secretary, if any, or, if there be more than one, the assistant secretaries in the order determined by the board, shall in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary, and shall have such other duties and powers as the board may from time to time prescribe or the secretary delegate.

          Section 7. Treasurer and Assistant Treasurers. The treasurer shall be the principal financial and accounting officer of the corporation. He shall be responsible for the custody and supervision of the corporation's books of account and subsidiary accounting records, and shall have such further duties and powers as are incident to his office or as the board of directors may from time to time prescribe. The assistant treasurer, if any, or, if there be more than one, the assistant treasurers in the order determined by the board, shall in the absence or disability of the treasurer, perform all duties and exercise the powers of the treasurer, and shall have such other duties and powers as the board may from time to time prescribe or the treasurer delegate.

                                   ARTICLE IV

                          RESTRICTIONS ON COMPENSATION
                          TRANSACTIONS AND INVESTMENTS

          Section 1. Salary and Expenses. Directors and executive officers as such shall not receive any salary for their services or reimbursement for expenses from the corporation; provided that the corporation may pay fees in such amounts and at such times as the board of directors shall determine to directors who are not interested persons of any investment adviser of, or principal underwriter for, if any, the corporation for attendance at meetings of the board of directors. Clerical employees shall receive compensation for their services from the corporation in such amounts as are determined by the board of directors.


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          Section  2.  Compensation  and Profit  from  Purchase  and  Sales.  No affiliated person of the corporation, as defined in the Investment Company Act of 1940, or affiliated person of such person, shall, except as permitted by
Section 17(e) of the Act, or the rules, regulations or orders of the Securities and Exchange Commission thereunder, (i) acting as agent, accept from any source any compensation for the purchase or sale of any property or securities to or for the corporation or any controlled company of the corporation, as defined in such Act, or (ii) acting as a broker, in connection with the sale of securities to or by the corporation or any controlled company of the corporation, receive from any source a commission, fee or other remuneration for effecting such transaction. The investment adviser to the corporation shall not profit directly or indirectly from sales of securities to or from the corporation.

          Section 3. Transactions with Affiliated Person. No affiliated person of the corporation, as defined in the Investment Company Act of 1940, or affiliated person of such person shall knowingly (i) sell any security or other property to the corporation or to any company controlled by the corporation, as defined in the Act, except shares of stock of the corporation or securities of which such person is the issuer and which are part of a general offering to the holders of a class of its securities, (ii) purchase from the corporation or any such controlled company any security or property except shares of stock of the corporation or securities of which such person is the issuer, (iii) borrow money or other property from the corporation or any such controlled company, or (iv) acting as a principal effect any transaction in which the corporation or controlled company is a joint or joint and several participant with such person; provided, however, that this section shall not apply to any transaction permitted by Sections 17(a), (b), (c), (d) or 21(b) of the Investment Company Act of 1940 or the rules, regulations or orders of the Securities and Exchange Commission thereunder, and shall not prohibit the joint participation by the corporation and an affiliate in a fidelity bond arrangement.

          Section 4. Investment Adviser. The corporation shall employ only one investment adviser, the employment of which shall be pursuant to a written agreement in accordance with Section 15 of the Investment Company Act of 1940, as amended from time to time.

                                    ARTICLE V

                      STOCK CERTIFICATES AND TRANSFER BOOKS

          Section 1. Certificates. Each holder of shares of any class of stock of the corporation shall be entitled to a certificate or certificates, in such form as the board of directors shall from time to time approve, representing and certifying the number of shares of such class of stock owned by him in the corporation. Each certificate shall be signed, manually or by facsimile signature, by the president or a vice president, countersigned, manually or by facsimile signature, by the secretary, an assistant secretary, the treasurer or an assistant treasurer and sealed with the corporate seal or facsimile thereof. In case any officer who has signed any certificate, or whose facsimile signature appears thereon, ceases to be an


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

officer of the corporation before the certificate is issued, the certificate may nevertheless be issued with the same effect as if the officer had not ceased to be such officer as of the date of its issue. Each certificate shall contain on its face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms of each class of stock of the corporation or shall state that the corporation will furnish such information to the stockholder on request and without charge. Any certificate representing stock which is restricted or limited as to transferability also shall have a full statement of such restriction or limitation plainly stated thereon or shall state that the corporation will furnish such information to the stockholder on request and without charge.

          Section 2. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, destroyed or mutilated (or may delegate such authority to one or more officers of the corporation) upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, destroyed or mutilated. The board or such officer may, in its or his discretion, require the owner of such certificate or his legal representative to give bond with sufficient surety to the corporation to indemnify it against any loss or claim which may arise or expense which may be incurred by reason of the issuance of a new certificate.

          Section 3. Stock Ledger. The corporation shall maintain at its office in Chicago, Illinois, or at the office of its principal transfer agent, if any, an original or duplicate stock ledger containing the names and addresses of all stockholders and the number of shares of each class of stock held by each stockholder.

          Section 4. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as such, as the owner of shares for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as other provided by the laws of Maryland.

          Section 5. Transfer Agent and Registrar. The corporation may maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the board of directors, where the shares of each class of stock of the corporation shall be transferable. The corporation may also maintain one or more registry offices, each in charge of a registrar designated by the board, where the shares of such classes of stock shall be registered.

          Section 6. Transfers of Stock. Upon surrender to the corporation or a transfer agent of a certificate for shares of any class duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

          Section 7. Fixing of Record Dates and Closing of Transfer Books. The board of directors may fix, in advance, a date as the record date for the purpose of determining


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

stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall be not more than ninety (90) days, and in case of a meeting of stockholders not less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. In lieu of fixing a record date, the board may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty (20) days. If the stock transfer books are closed or a record date is fixed for the purpose of determining stockholders entitled to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such action.

                                   ARTICLE VI

               ACCOUNTS, REPORTS, CUSTODIAN AND INVESTMENT ADVISER

          Section 1. Inspection of Books. The board of directors shall determine from time to time whether, and, if allowed, when and under what conditions and regulations the accounts and books of the corporation (except such as may by statute be specifically open to inspection) or any of them, shall be open to the inspection of the stockholders, and the stockholders' rights in this respect are and shall be limited accordingly.

          Section 2. Reliance on Records. Each director and officer shall, in the performance of his duties, be fully protected in relying in good faith on the books of account or reports made to the corporation by any of its officials or by an independent public accountant.

          Section 3. Preparation and Maintenance of Accounts, Records and Statements. The president, a vice president or the treasurer shall prepare or cause to be prepared annually, a full and correct statement of the affairs of the corporation, including a balance sheet or statement of financial condition and a financial statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting of the stockholders and filed within twenty (20) days thereafter at the principal office of the corporation in the State of Illinois. If the corporation is not required to hold an annual meeting of stockholders, the statement of affairs shall be placed on file at the corporation's principal office within one hundred twenty (120) days after the end of the fiscal year. The proper officers of the corporation shall also prepare, maintain and preserve or cause to be prepared, maintained and preserved the accounts, books and other documents required by Section 2-111 of the Maryland General Corporation Law and Section 31 of the Investment Company Act of 1940 and shall prepare and file or cause to be prepared and filed the reports required by Section 30 of such Act. No financial statement shall be filed with the Securities and Exchange Commission unless the officers or employees who prepared or participated in the preparation of such financial statement have been specifically designated for such purpose by the board of directors.

          Section 4. Auditors. No independent public accountant shall be retained or employed by the corporation to examine, certify or report on its financial statements for any fiscal year unless such selection: (i) shall have been approved by a majority of the entire board of directors within thirty (30) days before or after the beginning of such fiscal year or before the annual ratification by the stockholders; (ii) shall have been ratified by the stockholders, provided that any vacancy occurring between such annual ratification due to the death or resignation of such accountant may be filled by the board of directors; and (iii) shall otherwise meet the requirements of Section 32 of the Investment Company Act of 1940.

          Section 5. Custodianship. All securities owned by the corporation and all cash, including, without limiting the generality of the foregoing, the proceeds from sales of securities owned by the corporation and from the issuance of shares of the capital stock of the corporation, payments of principal upon securities owned by the corporation, and distributions in respect of securities owned by the corporation which at the time of payment are represented by the distributing corporation to be capital distributions, shall be held by a custodian or custodians which shall be a bank, as that term is defined in the Investment Company Act of 1940, having capital, surplus and undivided profits aggregating not less than $2,000,000. The terms of custody of such securities and cash shall include provisions to the effect that the custodian shall deliver securities owned by the corporation only (a) upon sales of such securities for the account of the corporation and receipt by the custodian of payment therefor,
(b) when such securities are called, redeemed or retired or otherwise become payable, (c) for examination by any broker selling any such securities in accordance with "street delivery" custom, (d) in exchange for or upon conversion into other securities alone or other securities and cash whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise, (e) upon conversion of such securities pursuant to their terms into other securities, (f) upon exercise of subscription, purchase or other similar rights represented by such securities, (g) for the purpose of exchanging interim receipts or temporary securities for definitive securities, (h) for the purpose of redeeming in kind shares of the capital stock of the corporation, or
(i) for other proper corporate purposes. Such terms of custody shall also include provisions to the effect that the custodian shall hold the securities and funds of the corporation in a separate account or accounts and shall have sole power to release and deliver any such securities and draw upon any such account, any of the securities or funds of the corporation only on receipt by such custodian of written instruction from one or more persons authorized by the board of directors to give such instructions on behalf of the corporation, and that the custodian shall deliver cash of the corporation required by this
Section 5 to be deposited with the custodian only upon the purchase of securities for the portfolio of the corporation and the delivery of such securities to the custodian, for the purchase or redemption of shares of the capital stock of the corporation, for the payment of interest, dividends, taxes, management or supervisory fees or operating expenses, for payments in connection with the conversion, exchange or surrender of securities owned by the corporation, or for other proper corporate purposes. Upon the resignation or inability to serve of any such custodian the corporation shall (a) use its best efforts to obtain a successor custodian, (b) require the cash and securities of the corporation held by the custodian to be delivered directly to the successor custodian, and (c) in the event that no successor custodian can be found, submit to the stockholders of the corporation, before permitting delivery of such cash and securities to anyone other than a successor custodian, the question whether the corporation shall be dissolved or shall function without a custodian; provided, however, that nothing herein contained shall prevent the termination of any agreement between the corporation and any such custodian by the affirmative vote of the holders of a majority of all the shares of the capital stock of the corporation at the time outstanding and entitled to vote. Upon its resignation or inability to serve, the custodian may deliver any assets of the corporation held by it to a qualified bank or trust company selected by it, such assets to be held subject to the terms of custody which governed such retiring custodian, pending action by the corporation as set forth in this Section 5.

          Section 6. Termination of Custodian Agreement. Any employment agreement with a custodian shall be terminable on not more than sixty (60) days' notice in writing by the board of directors or the custodian and upon any such termination the custodian shall turn over only to the succeeding custodian designated by the board of directors all funds, securities and property and documents of the corporation in its possession.

          Section 7. Checks and Requisitions. Except as otherwise authorized by the board of directors, all checks and drafts for the payment of money shall be signed in the name of the corporation by a custodian, and all requisitions or orders for the payment of money by a custodian or for the issue of checks and drafts therefore, all promissory notes, all assignments of stock or securities standing in the name of the corporation, and all requisitions or orders for the assignment of stock or securities standing in the name of a custodian or its nominee, or for the execution of powers to transfer the same, shall be signed in the name of the corporation by not less than two persons (who shall be among those persons, not in excess of five, designated for this purpose by the board of directors) at least one of which shall be an officer. Promissory notes, checks or drafts payable to the corporation may be endorsed only to the order of a custodian or its nominee by the treasurer or president or by such other person or persons as shall be thereto authorized by the board of directors.

          Section 8. Investment Advisory Contract. Any investment advisory contract in effect after the first annual meeting of stockholders of the corporation, to which the corporation is or shall become a party, whereby, subject to the control of the board of directors of the corporation, the investment portfolio with respect to any class of Common Stock of the corporation shall be managed or supervised by the other party to such contract, shall be effective and binding only upon the affirmative vote of a majority of the outstanding voting securities of such class of Common Stock of the corporation (as defined in the Investment Company Act of 1940), and the investment advisory contract currently in effect with respect to any class of Common Stock shall be submitted to the holders of shares of such class of Common Stock for ratification by the affirmative vote of such majority. Any investment advisory contract to which the corporation shall be a party whereby, subject to the control of the board of directors of the corporation, the investment portfolio with respect to any class of Common Stock of the corporation shall be managed or supervised by the other party to such contract, shall provide, among other things, that such contract cannot be assigned. Such investment advisory contract shall prohibit the other party thereto from making short sales of shares of capital stock of the corporation; and such investment advisory contract shall prohibit such other party from purchasing shares otherwise than for investment, and shall require such other party to advise the corporation of any sales of shares of the capital stock of the corporation made by such person or organization less than two months after the date of any purchase by him or it of shares of the capital stock of the corporation. Unless any such contract shall expressly otherwise provide, any provisions therein for the termination thereof by action of the board of directors of the corporation shall be construed to require that such termination can be accomplished only upon the vote of a majority of the entire board.

                                   ARTICLE VII

                               GENERAL PROVISIONS

          Section 1. Offices. The registered office of the corporation in the State of Maryland shall be in the City of Baltimore. The corporation shall also have an office in Chicago, Illinois. The corporation may also have offices at such other places within and without the State of Maryland as the board of directors may from time to time determine. Except as otherwise required by statute, the books and records of the corporation may be kept outside the State of Maryland.

          Section 2. Seal. The corporate seal shall have inscribed thereon the name of the corporation, and the words "Corporate Seal" and "Maryland". The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.

          Section 3. Fiscal Year. The fiscal year of the corporation shall be fixed by the board of directors.

          Section 4. Notice of Waiver of Notice. Whenever any notice of the time, place or purpose of any meeting of stockholders or directors is required to be given under the statute, the charter or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, either before or after the holding thereof, or actual attendance at the meeting of stockholders in person or by proxy or at the meeting of directors in person, shall be deemed equivalent to the giving of such notice to such person. No notice need be given to any person with whom communication is made unlawful by any law of the United States or any rule, regulation, proclamation or executive order issued by any such law.

          Section 5. Voting of Stock. Unless otherwise ordered by the board of directors, the president shall have full power and authority, in the name and on behalf of the corporation, (i) to attend, act and vote at any meeting of stockholders of any company in which the corporation may own shares of stock of record, beneficially (as the proxy or attorney-in-fact of the record holder) or of record and beneficially, and (ii) to give voting directions to the record stockholder of any such stock beneficially owned. At any such meeting, he shall possess and may exercise any and all rights and powers incident to the ownership of such shares which, as the holder or beneficial owner and proxy of the holder thereof, the corporation might possess and exercise if personally present, and may delegate such power and authority to any officer, agent or employee of the corporation.

          Section 6. Dividends. Dividends upon any class of stock of the corporation, subject to the provisions of the charter, if any, may be declared by the board of directors in any lawful manner. The source of each dividend payment shall be disclosed to the stockholders receiving such dividend, to the extent required by the laws of the State of Maryland and by Section 19 of the Investment Company Act of 1940 and the rules and regulations of the Securities and Exchange Commission thereunder.

          Section 7. Indemnification.

          The corporation shall indemnify directors, officers, employees and agents of the corporation against judgments, fines, settlements and expenses to the fullest extent authorized, and in the manner permitted, by applicable federal and state law. The corporation shall advance the expenses of its directors, officers, employees and agents who are parties to any Proceeding to the fullest extent authorized, and in the manner permitted, by applicable federal and state law. For purposes of this paragraph, "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative. This Section 7 of Article VII constitutes vested rights in favor of all directors, officers, employees and agents of the corporation. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Bylaws or charter of the corporation inconsistent with this Article, shall apply to or affect in any respect the applicability of this Article with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. For purposes of this Section 7, the term "director" and "officer" have the same meaning ascribed to such terms in Section 2-418 of the Maryland General Corporation Law.

          Section 8. Amendments.

          (a) These bylaws may be altered, amended or repealed and new bylaws may be adopted by the stockholders by affirmative vote of not less than a majority of the shares of all classes of stock present or represented at any annual or special meeting of the stockholders at which a quorum is in attendance.

          (b) These bylaws may also be altered, amended or repealed and new bylaws may be adopted by the Board of Directors by affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; but no bylaw adopted by the stockholders shall be amended or repealed by the Board of Directors if the bylaws so adopted so provides.

          (c) Any action taken or authorized by the stockholders or by the Board of Directors, which would be inconsistent with the bylaws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the bylaws so that the bylaws would be consistent with such action, shall be given the same effect as though the bylaws had been temporarily amended or suspended so far, but only so far, as was necessary to permit the specific action so taken or authorized.

          Section 9. Reports to Stockholders. The books of account of the corporation shall be examined by an independent firm of public accountants at the close of each annual fiscal period of the corporation and at such other times, if any, as may be directed by the

Board of Directors of the corporation. A report to the stockholders based upon each such examination shall be mailed to each stockholder of the corporation of record on such date with respect to each report as may be determined by the Board of Directors at his address as the same appears on the books of the corporation. Each such report shall include the financial information required to be transmitted to stockholders by rules or regulations of the Securities and Exchange Commission under the Investment Company Act of 1940 and shall be in such form as the Board of Directors shall determine pursuant to rules and regulations of the Securities and Exchange Commission.

          Section 10. Information to Accompany Dividends. At the time of the payment by the corporation of any dividend to the holders of any class of stock of the corporation, each stockholder to whom such dividend is paid shall be notified of the account or accounts from which it is paid and the amount thereof paid from each such account.

                                  ARTICLE VIII

                              SALES, REDEMPTION AND
                            NET ASSET VALUE OF SHARES

          Section 1. Sales of Shares. Shares of any class of Common Stock of the corporation shall be sold by it for the net asset value per share of such class of Common Stock outstanding at the time as of which the computation of said net asset value shall be made as hereinafter provided in these bylaws.

          Section 2. Periodic Investment and Dividend Reinvestment Plans. The corporation acting by and through the Board of Directors shall have the right to adopt and to offer to the holders of each class of stock and to the public a periodic investment plan and an automatic reinvestment of dividend plan subject to the limitations and restrictions imposed thereon and as set forth in the Investment Company Act of 1940 and any rule or regulation adopted or issued thereunder.

          Section 3. Shares Issued for Securities. In the case of shares of any class of stock of the corporation issued in whole or in part in exchange for securities, there may, at the discretion of the board of directors of the corporation, be included in the value of said securities, for the purpose of determining the number of shares of such class stock of the corporation issuable in exchange therefor, the amount, if any, of brokerage commissions (not exceeding an amount equal to the rates payable in connection with the purchase of comparable securities on the New York Stock Exchange) or other similar costs of acquisition of such securities paid by the holder of said securities in acquiring the same.

          Section 4. Redemption of Shares. Each share of each class of Common Stock of the corporation now or hereafter issued shall be subject to redemption, as provided in the Articles of Incorporation of the corporation.

          Section 5. Suspension of Right of Redemption. The Board of Directors of the corporation may suspend the right of the holders of any class of Common Stock of the corporation to require the corporation to redeem shares of such class:

          (a) for any period (a) during which the New York Stock Exchange is closed other than customary weekend and holiday closings, or (b) during which trading on the New York Stock Exchange is restricted;

          (b) for any period during which an emergency, as defined by rules of the Securities and Exchange Commission or any successor thereto, exists as a result of which (a) disposal by the corporation of securities owned by it is not reasonably practicable, or (b) it is not reasonably practicable for the corporation fairly to determine the value of its net assets; or

          (c) for such other periods as the Securities and Exchange Commission or any successor thereto may by order permit for the protection of security holders of the corporation.

          Section 6. Computation of Net Asset Value. For purposes of these bylaws, the following rules shall apply:

          (a) The net asset value of each share of each class of Common Stock of the corporation shall be determined at such time or times as may be disclosed in the then currently effective Prospectus relating to such class of Common Stock of this corporation. The Board of Directors may also, from time to time by resolution, designate a time or times intermediate of the opening and closing of trading on the New York Stock Exchange on each day that said Exchange is open for trading as of which the net asset value of each share of each class of Common Stock of the corporation shall be determined or estimated.

          Any determination or estimation of net asset value as provided in this subparagraph A shall be effective at the time as of which such determination or estimation is made.

          The net asset value of each share of each class of Common Stock of the corporation for purposes of the issue of such class of Common Stock shall be the net asset value which becomes effective as provided in this Subparagraph A, next succeeding receipt of the subscription to such share of such class Common Stock. The net asset value of each share of each class of Common Stock of the corporation tendered for redemption shall be the net asset value which becomes effective as provided in this Subparagraph A, next succeeding the tender of such share of such class of Common Stock for redemption.

          (b) The net asset value of each share of each class of Common Stock of the corporation, as of the close of business on any day, shall be the quotient obtained by dividing the value at such close of the net assets belonging to such class (meaning the assets belonging to such class and any other assets allocated to such class less the liabilities belonging to such class and any other liabilities allocated to such class excluding capital and surplus) of the corporation by the total number of shares of such class outstanding at such close.

          (i) The assets belonging to any class of Common Stock shall be that portion of the total assets of the corporation as determined in accordance with the provisions of Article IV of the Articles of Incorporation of the corporation. The assets of the corporation shall be deemed to include (a) all cash on hand, on deposit, or on call, (b) all bills and notes and accounts receivable, (c) all shares of stock and subscription rights and other securities owned or contracted for by the corporation, other than its own common stock, (d) all stock and cash dividends and cash distributions, to be received by the corporation, and not yet received by it but declared to stockholders of record on a date on or before the date as of which the net asset value is being determined, (e) all interest accrued on any interest-bearing securities owned by the corporation, and (f) all other property of every kind and nature including prepaid expenses; the value of such assets to be determined as follows: In determining the value of any assets of the corporation for the purpose of obtaining the net asset value of each share of a particular class of Common Stock, securities traded over the counter or on a national securities exchange are valued on the basis of market value in their principal and most representative market. Securities where the principal and most representative market is a national securities exchange are valued at the latest reported sale price on such exchange. If there is no such sale price reported for the valuation date, then such securities are valued at the latest reported bid price on such exchange. Securities, other than debt securities, where the over-the-counter market is the principal and most representative market are valued at the mean between the latest bid and asked price quotations. Debt securities (other than short-term instruments) are valued at prices furnished by a national brokerage firm's pricing service, subject to review by the corporation's investment adviser and determination of the appropriate price whenever a furnished price is significantly different from the previous day's furnished price. When market quotations are not readily available, or when restricted securities are being valued, such securities are valued at fair value as determined in good faith by the Board of Directors. All other assets of the corporation shall be valued at fair value as determined in good faith by the Board of Directors, except that debt securities having maturities of less than 60 days may be valued by the amortized cost method.

          (ii) The liabilities belonging to any class of Common Stock shall be that portion of the total liabilities of the corporation as determined in accordance with the provisions of Article IV of the Articles of Incorporation of the corporation. The liabilities of the corporation shall be deemed to include
(a) all bills and notes and accounts payable, (b) all administration expenses payable and/or accrued (including investment advisory fees), (c) all contractual obligations for the payment of money or property including the amount of any unpaid dividend declared upon the corporation's stock and payable to stockholders of record on or before the day as of which the value of the corporation's stock is being determined, (d) all reserves, if any, authorized or approved by the Board of Directors for taxes, including reserves for taxes at current rates based on any unrealized appreciation in the value of the assets of the corporation, and (e) all other liabilities of the corporation of whatever kind and nature except liabilities represented by outstanding capital stock and surplus of the corporation.

          (iii) For the purposes hereof: (a) shares of each class of Common Stock subscribed for shall be deemed to be outstanding as of the time of acceptance of any subscription and the entry thereof on the books of the corporation and the net price thereof shall be deemed to be an asset belonging to such class; and (b) shares of each class of Common Stock surrendered for redemption by the corporation shall be deemed to be outstanding until the time as of which the net asset value for purposes of such redemption is determined or estimated.

          (c) The net asset value of each share of each class of Common Stock of the corporation, as of any time other than the close of business on any day, may be determined by applying to the net asset value as of the close of business on the preceding business day, computed as provided in Paragraph C of this Section of these bylaws, such adjustments as are authorized by or pursuant to the direction of the Board of Directors and designed reasonably to reflect any material changes in the market value of securities and other assets held and any other material changes in the assets or liabilities of the corporation and in the number of its outstanding shares which shall have taken place since the close of business on such preceding business day.

          (d) In addition to the foregoing, the Board of Directors is empowered, in its absolute discretion, to establish other bases or times, or both, for determining the net asset value of each share of each class of the Common Stock of the corporation.